EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

Board of Directors
Universal Health Services, Inc.

    We consent to the use of our report included herein and to the reference to our Firm under the heading "Experts" in the prospectus. Our report refers to an emphasis of the financial reporting entity and to a change in accounting for investment securities.

                                          KPMG Peat Marwick LLP

Dallas, Texas
May 20, 1996